Exhibit 10.10

AMENDMENT NO. 3 TO THE
DEFERRED COMPENSATION PLAN OF THE BERKSHIRE BANK

WHEREAS, The Berkshire Bank (the "Bank" or the "Company") adopted and maintains a nonqualified and unfunded deferred compensation plan known as the Deferred Compensation Plan of The Berkshire Bank effective July 1, 2006 and amended on August 17, 2006 and November 29, 2007 (the "Plan") for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

WHEREAS, the Bank deems it appropriate to amend the Plan to conform certain Plan provisions with the final IRS regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Article VII of the Plan provides that the Board of Directors of the Bank has the authority to amend the Plan, in its sole discretion, at any time and from time to time.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2008, as set forth below:

FIRST

Section 3.1 of the Plan shall be amended by adding a new paragraph, at the end thereof, to read as follows:

"All elections to participate and defer Compensation shall be effective as of the first day of the calendar year following the date that the Participant's election is processed pursuant to normal administrative procedures, at which time such election will become irrevocable, and shall remain in effect for the entirety of such following calendar year, except as may otherwise be provided in the Plan.  A deferral election must be made by completing, signing, and returning a form provided by the Plan Administrator or through some other method designated by the Plan Administrator.  Individuals who first become Eligible Employees during a calendar year will not be permitted to defer Compensation earned during that calendar year. Such Eligible Employees will be permitted to defer Compensation only for subsequent calendar years."

SECOND

Section 3.2 of the Plan shall be amended by deleting clause (B) to read as follows:

"Elections Following Effective Date Of Plan.  Notwithstanding the foregoing, in the first Plan Year in which the Plan is adopted, an election to defer Compensation can be made by an Eligible Employee within thirty (30) days after the Effective Date of this Plan, but the election will only apply to Compensation that would otherwise be payable after the date of the election."

THIRD

Section 4.2 of the Plan shall be amended in its entirety to read as follows:

"Following a Participant's "separation from service" as defined under Section 409A of the Code and IRS Treasury Regulation Section 1.409A-1(h), with the Company and its Affiliates, the Participant shall receive a distribution of a single sum payment in cash, thirty (30) days following the January 1 which follows or coincides with the Participant's separation from service, equal to the value of the Participant's vested Deferred Compensation Account as of the day preceding the payment date.  Any amounts credited to a Participant's Deferred Compensation Account that are not vested at the time of the Participant's separation from service shall be immediately forfeited.  Notwithstanding the foregoing, if a Participant is considered to be a "specified employee" (within the meaning of Section 409A of the Code and IRS Treasury Regulation Section 1.409A-1(i)) at the time of his or her separation from service, distribution to the Participant shall not be made prior to the time that is six (6) months from the date he or she experiences a separation from service.  Thus, a distribution with respect to a "specified employee" will take place on the later of (i) thirty (30) days following the January 1 which follows or coincides with the Participant's separation from service, or (ii) six (6) months and thirty (30) days following or coinciding with the Participant's separation from service."

FOURTH

Section 4.4 of the Plan shall be amended by deleting the phrase "Section 409A of the Code" appearing at the end thereof and replacing it with the phrase "Section 409A of the Code and IRS Treasury Regulation Section 1.409A-3(i)(3)."

FIFTH

Section 4.6 of the Plan shall be amended by deleting the phrase "Section 409A of the Code" appearing at the end of the first sentence thereof and replacing it with the phrase "Section 409A of the Code and IRS Treasury Regulation Section 1.409A-3(i)(4)."

SIXTH

Section 4.7 of the Plan shall be amended by deleting the phrase "Section 409A of the Code" appearing at the end thereof and replacing it with the phrase "Section 409A of the Code and IRS Treasury Regulation Section 1.409A-3(i)(5)."

SEVENTH

Article VII of the Plan shall be amended by adding the following, at the end thereof, to read as follows:

"This Plan is intended to comply with the applicable requirements of Section 409A of the Code, including applicable final regulations and any other applicable guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto, and shall be limited, construed and interpreted in accordance with such intent."

EIGHTH

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned being duly authorized, has executed this Amendment as evidence of its adoption.

THE BERKSHIRE BANK.

By:	/s/ Moses Krausz
Moses Krausz